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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANTS

Asgrow Hortalizas de Guatemala, S.A., a corporation organized under the laws of Guatemala

Asgrow Hortalizas SA de CV, a corporation organized under the laws of Mexico

Baxter Seed Co., Inc., a corporation organized under the laws of the State of Texas

Distribucao de Sementes e Represeentacoes Unipesool Ltda., a corporation organized under the laws of Portugal

Horticultura de Salama SA, a corporation organized under the laws of Guatemala

Hortiplant Invernaderos SA de CV, a corporation organized under the laws of Mexico

LSL PlantScience, LLC, a corporation organized under the laws of the State of Delaware

Petoseed International, Inc., a corporation organized under the laws of the State of California

PGI Alfalfa, Inc., a corporation organized under the laws of the State of Iowa

Semillas Seminis Peru, SA, a corporation organized under the laws of Peru

Semillas Seminis Sudamerica SA, a corporation organized under the laws of Chile

Semillias Seminis Sudamerica, Ltda. Srl., a corporation organized under the laws of Argentina

Seminis Beijing Co., Ltd., a corporation organized under the laws of China

Seminis Honduras Int'l S de RL de CV, a corporation organized under the laws of Honduras

Seminis Hungaria Kft., a corporation organized under the laws of Hungary

Seminis Japan Co., Ltd., a corporation organized under the laws of Japan

Seminis Korea, Inc., a corporation organized under the laws of South Korea

Seminis S.A. (Pty.), Ltd., a corporation organized under the laws of South
Africa

Seminis SA de CV, a corporation organized under the laws of Mexico

Seminis Sebze Tohumlari, A.S., a corporation organized under the laws of Turkey

Seminis Shanghai Co., Ltd., a corporation organized under the laws of China

Seminis Vegetable Seeds (India), Ltd., a corporation organized under the laws of India
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Seminis Vegetable Seeds (Phils), Inc., a corporation organized under the laws of the Philippines

Seminis Vegetable Seeds (Thailand), Ltd., a corporation organized under the laws of Thailand

Seminis Vegetable Seeds Canada, Ltd., a corporation organized under the laws of Canada

Seminis Vegetable Seeds Deutschland GmbH, a corporation organized under the laws of Germany

Seminis Vegetable Seeds France S.A., a corporation organized under the laws of France

Seminis Vegetable Seeds Iberica, S.A., a corporation organized under the laws of Spain

Seminis Vegetable Seeds Italia, S.r.l., a corporation organized under the laws of Italy

Seminis Vegetable Seeds Mexicana S. de R.L. de CV, a corporation organized under the laws of Mexico

Seminis Vegetable Seeds New Zealand, Ltd., a corporation organized under the laws of New Zealand

Seminis Vegetable Seeds Polska Sp. Z.o.o., a corporation organized under the laws of Poland

Seminis Vegetable Seeds South Africa (Pty.), Ltd., a corporation organized under the laws of South Africa

Seminis Vegetable Seeds U.K., Ltd., a corporation organized under the laws of the United Kingdom

Seminis Vegetable Seeds, Inc., a corporation organized under the laws of the State of California

SVS Belgium N.V., a corporation organized under the laws of Belgium

SVS do Brasil Sementes, Ltda., a corporation organized under the laws of Brazil

SVS Europe Holding BV, a corporation organized under the laws of the Netherlands

SVS Europe, BV, a corporation organized under the laws of the Netherlands

SVS Holland, BV, a corporation organized under the laws of the Netherlands

SVS Mexicana, SA de CV, a corporation organized under the laws of Mexico